INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE ROYCE FUND

AND

ROYCE & ASSOCIATES, INC.

1.        Agreement made this 31st day of December, 2001, by and between THE ROYCE FUND, a Delaware business trust (the “Fund”), and ROYCE & ASSOCIATES, INC., a New York corporation (the “Adviser”).

2.        The Fund and the Adviser hereby agree as follows in respect of Royce Technology Value Fund, a series of the Fund (the “Series”):

3.        Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Series, the nature and timing of the changes therein and the manner of implementing such changes, and (b) provide the Series with such investment advisory, research and related services as the Series may, from time to time, reasonably require for the investment of its funds. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund’s Declaration of Trust, By-Laws and current prospectus and any directions it may receive from the Fund’s Trustees. The Adviser may (but shall not be required to) perform its duties under this Paragraph 1 through a sub-investment adviser.

4.        Fund Responsibilities and Expenses Payable by the Series. Except as otherwise provided in Paragraphs 1 and 3 hereof, the Fund shall be responsible for effecting sales and redemptions of the Series’ shares, for determining the net asset value thereof and for all of the Series’ other operations and shall cause the Series to pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, transfer agent and custodian fees; legal, administrative and clerical services; rent for office space and facilities; auditing; preparation, printing and distribution of its prospectuses, proxy statements, shareholders’ reports and notices; supplies and postage; Federal and state registration fees; Federal, state and local taxes; non-affiliated Trustees’ fees; and brokerage commissions.

5.        Expenses Payable by the Adviser. The Adviser shall pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser. In the event the Fund shall qualify shares of the Series for sale in any jurisdiction, the applicable statutes or regulations of which expressly limit the amount of the Series’ total annual expenses, the Adviser agrees to reduce its annual investment advisory fee for the Series, to the extent that such total annual expenses (other than brokerage commissions and other capital items, interest, taxes, distribution fees, extraordinary items and other excludable items, charges, costs and expenses) exceed the limitations imposed on the Series by the most stringent regulations of any such jurisdiction.

6.        Compensation of the Adviser. The Fund agrees to cause the Series to pay to the Adviser, and the Adviser agrees to accept as compensation for the services provided by the Adviser hereunder, a fee equal to 1.50% per annum of the Series’ average net assets at the close of business on each day that the value of its net assets is computed during the year. However, the Fund and the Adviser may agree in writing to temporarily or permanently reduce such fee. Such compensation shall be accrued on the Series’ books at the close of business on each day that the value of its net assets is computed during each year and shall be payable to the Adviser monthly, on the last day of each month, and adjusted as of year-end if required.

7.        Excess Brokerage Commissions. The Adviser and/or any sub-investment adviser is authorized, to the fullest extent now or hereafter permitted by law, to cause the Series to pay a member of a national securities exchange, broker or dealer, whether or not affiliated with the Adviser and/or such sub-investment adviser, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser and/or such sub-investment adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to all portfolio series of the Fund and/or the Series.

8.        Limitations on the Employment of the Adviser. The services of the Adviser to the Series shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Series hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Series, subject to the Adviser’s right to enter into one or more sub-investment advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Fund’s Trustees, or any committee thereof, unless such action has been caused by the Adviser’s gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

9.        Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a Trustee, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

10.      Protection of the Adviser. Neither the Adviser nor any sub-investment adviser shall be liable to the Fund or to any portfolio series thereof for any action taken or omitted to be taken by the Adviser and/or such sub-investment adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund or such series, and the Fund or each portfolio series thereof involved, as the case may be, shall indemnify the

Adviser and any sub-investment adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser and/or such sub-investment adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or any portfolio series thereof or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser and/or such sub-investment adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund or such series. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser or any sub-investment adviser against or entitle or be deemed to entitle the Adviser or any sub-investment adviser to indemnification in respect of, any liability to the Fund or to any portfolio series thereof or its security holders to which the Adviser or such sub-investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

Determinations of whether and the extent to which the Adviser and/or such sub-investment adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser and/or such sub-investment adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser and/or such sub-investment adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the Trustees of the Fund who are neither “interested persons” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor parties to the action, suit or other proceeding, or (ii) an independent legal counsel in a written opinion.

11.      Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date above written. This Agreement shall remain in effect until June 30, 2003, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund’s Trustees, including a majority of such Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities of the Series and the vote of the Fund’s Trustees, including a majority of such Trustees who are not parties to this Agreement or “interested persons” (as so defined) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Series, or by the vote of a majority of the Fund’s Trustees or by the Adviser, and will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act of 1940); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser and any sub-investment adviser shall remain entitled to the benefits thereof, notwithstanding any such termination. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name “Royce” in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.      Shareholder Liability. Notice is hereby given that this Agreement is entered into on the Fund’s behalf by an officer of the Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Fund’s Trustees, officers, employees, agents or shareholders individually, but are binding only upon the assets and property of the Series.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

THE ROYCE FUND

BY:	/s/ Charles M. Royce
Charles M. Royce, President

ROYCE & ASSOCIATES, LLC

BY:	/s/ Charles M. Royce
Charles M. Royce, President

INVESTMENT SUBADVISORY AGREEMENT

BETWEEN

ROYCE & ASSOCIATES, INC.

AND

JHC CAPITAL MANAGEMENT, LLC

Agreement made as of the 31st day of December, 2001, by and between ROYCE & ASSOCIATES, INC., a New York corporation (the “Adviser”), and JHC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, Royce Technology Value Fund (the “Series”) is a series of The Royce Fund (the “Fund”), an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 31, 2001 (the “Advisory Agreement”) with the Fund pursuant to which the Adviser provides investment advisory services to the Series; and

WHEREAS, the Adviser and the Fund each desire to have the Adviser retain the Subadviser to provide investment advisory services to the Series, and the Subadviser is willing to render such investment advisory services;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.       Subadviser’s Duties.

(a) Portfolio Management. Subject to supervision by the Adviser and to any directions it may receive from the Fund’s Board of Trustees, the Subadviser shall determine the composition of the portfolio of the Series, the nature and timing of the changes therein and the manner of implementing such changes and provide the Series with such investment advisory, research and related services as the Series may, from time to time, reasonably require for the investment of its funds. The Subadviser shall perform such duties in accordance with the applicable provisions of the Fund’s Declaration of Trust and By-Laws and the Series’s investment objective, strategy, policies and restrictions set forth in its Prospectus and the Fund’s Statement of Additional Information (“SAI”), and subject to the following understandings:

(i)      Investment Decisions. The Subadviser shall determine from time to time what securities and other investments will be purchased, retained or sold by the Series, and what portion of such assets will be invested or held uninvested as cash.

(ii)      Investment Limits. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits, requirements, policies, procedures and practices, as amended from time to time, as set forth in the (A) Series’s Prospectus and the Fund’s SAI; (B)

          written directions of the Adviser and/or of the Board of Trustees of the Fund; (C) requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, as may be applicable to the Series’s assets and all other applicable Federal, state and other laws and regulations; and (D) the procedures and standards set forth in, or established in accordance with, the Advisory Agreement, a copy of which has been delivered by the Adviser to the Subadviser.

(iii)     Portfolio Transactions.

(A)     Trading. With respect to the securities and other investments to be purchased or sold for the Series, the Subadviser shall generally place its orders through the Adviser’s trading personnel and facilities, with the Subadviser having the right (but not the obligation) to select the brokers who, as agents, execute purchases and sales of the Series’s portfolio securities; provided, however, that all such orders directed by the Subadviser shall be consistent with the brokerage and other policies, procedures and practices set forth in the Series’s Prospectus and the Fund’s SAI or adopted by the Fund’s Board of Trustees and notified in writing to the Subadviser and shall conform with all applicable Federal securities laws. Subject to the foregoing, in selecting such brokers, the Subadviser may consider the research products/services provided by, and the financial responsibility of, any brokers who the Subadviser may use to effect transactions for the Subadviser’s other client accounts. The Adviser or the Subadviser may terminate the Subadviser’s use of the Adviser’s trading personnel and facilities on 60 days prior written notice to the other.

(B)     Aggregation of Trades. Whenever the Subadviser deems the purchase or sale of a security to be in the best interest of the Series as well as other client accounts of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities sold or purchased or to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

(iv)    Records and Reports. The Subadviser shall maintain such books and records required under the 1940 Act as shall be agreed upon from time to time by the parties hereto, shall render to the Fund’s Board of Trustees such periodic and special reports as the Board or the Adviser may reasonably request and shall meet with any persons at the request of the Adviser or the Board for the purpose of reviewing the Subadviser’s performance under this Agreement at reasonable times and upon reasonable advance notice.

(v)     Transaction Reports. The Subadviser shall provide the Series’s custodian on each business day with information relating to all transactions concerning the Series’s assets that are not effected through the Adviser’s trading personnel and facilities and shall provide the Adviser with such information upon the Adviser’s request.

(b) Maintenance of Records. The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser’s services hereunder which are needed by the Adviser to maintain the books and records of the Series required under the 1940 Act. The Subadviser agrees that all records which it maintains for the Series are also the property of the Series and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by it pursuant to Section 1(a) hereof.

(c) Fidelity Bond and Code of Ethics. The Subadviser shall provide the Fund with reasonable evidence that, with respect to its activities on behalf of the Series, the Subadviser is maintaining (i) adequate fidelity bond insurance and (ii) an appropriate Code of Ethics and related reporting procedures.

2.       Adviser’s Duties. The Adviser shall continue to have responsibility for any other services to be provided for the Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.

3.       Documents Provided to the Subadviser. The Adviser has delivered to the Subadviser current copies of the Fund’s Declaration of Trust and By-Laws, the Advisory Agreement, certified resolutions of the Fund’s Board of Trustees approving this Agreement, the Prospectus and the Fund’s SAI, and shall promptly deliver to the Subadviser all future amendments and supplements, if any, to such documents.

4.       Compensation of the Subadviser. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser shall pay to the Subadviser, effective from the date of this Agreement, a fee which shall be paid monthly, on or before the 15th calendar day of the next succeeding calendar month, equal to 50% of the fee the Adviser actually collects from the Series, after giving effect to any fee waiver(s) by the Adviser. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

5.       Allocation of Charges and Expenses. The Subadviser assumes and shall pay for maintaining the staff and other personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Section 1 hereof. The Subadviser shall also reimburse the Adviser for 50% of any fees and expenses paid by the Adviser to third parties for providing distribution, shareholder servicing and/or account maintenance services to the eries and/or shareholders of the Series, provided that such reimbursement shall not exceed compensation which is otherwise payable or which has been paid to the Subadviser under Section 4 hereof.

6.       Representations and Covenants of Subadviser. The Subadviser hereby represents and warrants to, and covenants and agrees with, the Adviser, as follows:

(a)                      The Subadviser is a limited liability company duly existing under the laws of Delaware and has full power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of the Subadviser and this Agreement is a legal, valid and binding obligation of the Subadviser. This Agreement does not conflict with or violate the governing instrument(s) of the Subadviser or any agreement to which the Subadviser is a party and does not require the consent, approval or authorization of any person.

(b)                      The Subadviser (i) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable Federal or state requirements or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser in writing of the occurrence of any event that would or is reasonably likely to disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(c)                      The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and shall provide the Adviser with a copy of such code of ethics, together with evidence of its adoption. Within 30 days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Subadviser shall certify to the Adviser that the Subadviser has, to its knowledge, complied with the requirements of Rule 17j-1 applicable to the Series during the previous year and that, to the Subadviser’s knowledge, there has been no material violation of the Subadviser’s code of ethics applicable to the Series or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the request of the Adviser, the Subadviser shall permit the Adviser, its employees or agents to examine the reports required to be made by the Subadviser by Rule 17j-1(c)(1) and all other records relevant to the Subadviser’s code of ethics.

(d)                      The Subadviser has provided the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed or deemed filed with the Securities and Exchange Commission (“SEC”), and shall promptly furnish a copy of all amendments thereto to the Adviser.

(e)                      The Subadviser shall promptly notify the Adviser of any changes in the controlling member(s), in the portfolio manager responsible for the Series or in the manager of the Subadviser, or if there is otherwise an actual change in control or management of the Subadviser.

(f)                      The Subadviser and Jonathan H. Cohen (“JHC”), the principal of the Subadviser, shall not, at any time during the term of this Agreement, beneficially own, in the aggregate, in excess of 24.90% of the capital accounts or other equity interests in any pooled investment vehicle managed by the Subadviser and/or JHC, including any limited partnerships or other entities in which the Subadviser and/or JHC has an interest as a general partner and/or otherwise. For purposes of this paragraph, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and includes ownership by a member of the person’s immediate family (such as spouse, minor children and adults living in such person’s home) and trusts of which such person or such an immediate family member is a trustee or in which any such person has a beneficial interest.

7.       Representations and Covenants of Adviser. The Adviser hereby represents and warrants to, and covenants and agrees with, the Subadviser, as follows:

(a) The Adviser is a corporation duly existing under the laws of New York and has full power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of the Adviser and this Agreement is a legal, valid and binding obligation of the Adviser. This Agreement does not conflict with or violate the governing instrument(s) of the Adviser or any agreement to which the Adviser is a party and does not require the consent, approval or authorization of any person.

(b) The Adviser (i) is registered as an investment adviser under the Advisers Act, and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Advisory Agreement and this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable Federal or state requirements or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by the Advisory Agreement and this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Subadviser in writing of the occurrence of any event that would or is reasonably likely to disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(c) The Adviser has provided the Subadviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed or deemed filed with the SEC, and shall promptly furnish a copy of all amendments thereto to the Subadviser.

8.       Public Disclosure Regarding Relationship.

(a) During the term of this Agreement, the Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Series or the public, which refer to the Subadviser or JHC in any way, prior to use thereof and not to use such material if the Subadviser reasonably objects in writing three business days (or such other time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission, or hand delivery.

(b) The Subadviser, in its own offering, marketing or other promotional materials, may (i) refer to the Series and its role as Subadviser in biographical descriptions of the Subadviser and/or JHC and (ii) use the performance of the Series (to the extent permitted by law) in its composite performance record, subject to the prior approval of the Adviser (which shall not to be unreasonably withheld) of the format and presentation thereof.

(c) Except as otherwise provided in Section 8(b), all publicly directed written materials of the Subadviser or JHC which in any way refer directly or indirectly to their relationship with the Series or the Adviser or any of their respective affiliates shall be subject to the prior approval of the Adviser (which shall not be unreasonably withheld).

9.       Liability and Indemnification.

(a) The Subadviser shall not be liable to the Fund, the Series or the Adviser for any action taken or omitted to be taken by the Subadviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as a sub-investment adviser of the Series, and the Adviser shall indemnify the Subadviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Subadviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or the Series or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Subadviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as a sub-investment adviser of the Series. Notwithstanding the preceding sentence of this Section 9(a) to the contrary, nothing contained herein shall protect or be deemed to protect the Subadviser against, or entitle or be deemed to entitle the Subadviser to indemnification in respect of, any liability to the Fund , to the Series or its security holders or to the Adviser to which the Subadviser would otherwise be subject by reason of the Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

(b) The Adviser shall not be liable to the Subadviser for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Series, provided that nothing contained herein shall protect or be deemed to protect the Adviser against any liability to the Subadviser to which the Adviser would otherwise be subject by reason of the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement. The Subadviser shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or the Series or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Subadviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as a sub-investment adviser of the Series to the extent that any such action or omission by the Subadviser involves willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under this Agreement.

(c) The Subadviser shall indemnify each of the Adviser and the Series and hold each of them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser or the Series in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Series or its security holders) arising out of or otherwise based upon any actual or alleged untrue statement of a material fact contained in the Prospectus and/or SAI, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Series or the actual or alleged omission to state therein a material fact known or that should have been known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon written information furnished to the Adviser or the Fund by the Subadviser for use therein.

(d) The Adviser shall indemnify the Subadviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Subadviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Series or its security holders) arising out of or otherwise based upon any actual or alleged untrue statement of a material fact contained in the Prospectus and/or SAI, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Series or the actual or alleged omission to state therein a material fact known or that should have been known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such statement or omission was made in reliance upon written information furnished to the Adviser or the Fund by the Subadviser for use therein.

10.       Duration and Termination.

(a) Unless sooner terminated as provided herein, this Agreement shall remain in effect until June 30, 2003 and shall continue in effect thereafter for successive periods of 12 months each provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund’s trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Fund’s Board of Trustees or by a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series.

(b) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Fund’s Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series on 60 days’ written notice to the Subadviser. This Agreement may also be terminated, without the payment of any penalty, by the Adviser (i) upon 60 days’ written notice to the Subadviser; (ii) upon material breach by the Subadviser of any representations, warranties, covenants or agreements set forth in this Agreement, if such breach has not been cured within 20 days after written notice of such breach; or (iii) immediately if, in the reasonable judgment of the Adviser, the Subadviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as the insolvency of the Subadviser or other circumstances that could materially and adversely affect the Series.

(c) This Agreement may also be terminated, without the payment of any penalty, by the Subadviser (i) upon 60 days’ written notice to the Adviser and the Fund or (ii) upon material breach by the Adviser of any representations, warranties, covenants or agreements set forth in this Agreement, if such breach has not been cured within 20 days after written notice of such breach.

(d) This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

(e) The rights and obligations of the parties under Section 9 shall survive the termination of this Agreement.

11.       Subadviser’s Services Are Exclusive.

(a) So long as this Agreement is in effect, the Subadviser shall be the sole sub-investment adviser with respect to the Series.

(b) So long as this Agreement is in effect and for a period of one year from the date of its termination (in the event the Subadviser terminates this Agreement pursuant to Section 10(c)(i) hereof or the Adviser terminates this Agreement pursuant to Section 10(b)(ii) hereof), JHC shall not serve as the portfolio manager, as a co-portfolio manager or as a member of a portfolio management team for any investment company or series of an investment company that is registered under the 1940 Act and (i) that holds itself out as a technology or a technology-related fund or (ii) that invests 25% or more of its assets or of the assets of such company or series being so managed by him or them in securities of technology companies of the type(s) in which the Series invests; provided, however, that the foregoing one-year post-termination restriction shall not apply if the Subadviser has ceased business as an investment adviser/manager. Except as otherwise provided herein, nothing in this Agreement shall limit or restrict the right of the Subadviser or any of its members, managers, officers or employees to engage in any other business or to devote its or his time and attention in part to the management or other aspects of any business, so long as the Subadviser’s services to the Series hereunder are not impaired thereby.

(c) Except as expressly provided otherwise in Section 11(b) hereof, nothing in this Agreement shall be deemed to prohibit or restrict JHC or the Subadviser from engaging in any lawful business or activity whatsoever during the term of this Agreement or thereafter.

12.       Notices. Any notice under this Agreement must be given in writing as provided below or to another address as either party may designate in writing to the other.

            Adviser:
Royce & Associates, Inc.
1414 Avenue of the Americas
New York, NY 10019
Attn: Charles M. Royce, President

            Subadviser:
JHC Capital Management, LLC
60 Arch Street
Greenwich, CT 06830
Attn: Jonathan H. Cohen, Managing Member

13.       Amendments. This Agreement may be amended by mutual consent, subject to approval by the Fund’s Board of Trustees and the Series’s shareholders to the extent required by the 1940 Act.

14.       Assignment. No assignment (as defined in the 1940 Act) shall be made by the Subadviser without the prior written consent of the Series and the Adviser.

15.       Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, or any applicable provisions of the 1940 Act. To the extent that the laws of the State of New York or any of the provision of this Agreement conflict with applicable provisions of the 1940 Act, the latter shall control.

16.      Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

17.      Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

18.      Interpretation. Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision in the 1940 Act and to interpretation thereof, if any, by the Federal courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

19.       Headings. The headings in this Agreement are intended solely as a convenience and are not intended to modify any other provision herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

Royce & Associates, Inc.		JHC Capital Management, LLC

By:	________________________	By:	________________________
	Charles M. Royce		Jonathan H. Cohen,
	President		Managing Member

Jonathan H. Cohen hereby personally agrees to be bound by the terms of Section 6(f) and Section 11(b) of this Agreement and personally guaranties to the Series and to the Adviser the full and timely performance and payment by the Subadviser of all of its duties and obligations under this Agreement.

_____________________________
                 Jonathan H. Cohen